Lesley, Thomas, Schwarz & Postma, Inc.
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CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL ACCOUNTANCY CORPORATION








               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



                                                                   May 23, 2001



Aviation Upgrade Technologies, Inc.:



         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 11, 2001, relating to the financial statements of Aviation Upgrade Technologies, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



                                   /s/ Lesley, Thomas, Schwarz & Postma, Inc.
                                   Lesley, Thomas, Schwarz & Postma, Inc.